Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Brazos Mutual Funds, does hereby certify, to such officer's knowledge, that the report on Form N-CSR of the Brazos Mutual Funds for the period ended May 31, 2003 fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, that the and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Brazos Mutual Funds for the stated period.

/s/ Dan Hockenbrough
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Dan Hockenbrough
President, Treasurer, & CFO, Brazos Mutual Funds

Dated: 8/5/03
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A signed  original of this  written  statement  required by Section 906 has been provided to Brazos Mutual Funds and will be retained by Brazos Mutual Funds and furnished to the SEC or its staff upon request. This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Brazos Mutual Funds for purposes of the Securities Exchange Act of 1934.